Exhibit 10.26

AMENDMENT NO. 5 TO
SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 5 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of June 28, 2007, is by and between Digital Angel Corporation, a Delaware corporation (the “Company”), and Imperium Master Fund, Ltd. (“Imperium”) and Gemini Master Fund, Ltd. (“Gemini” and together with Imperium, the “Investors”), and is made with reference to that certain Securities Purchase Agreement dated as of February 6, 2007, as amended (the “Purchase Agreement”), between the Company and the Investors, pursuant to which the Company issued to each Investor a 10.25% Senior Secured Debenture (each, a “Debenture”) and a Warrant to purchase common stock of the Company (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement and the Debenture, as applicable.

WHEREAS, the Company has requested that each Investor (i) consent to the Company’s sale of all of the issued and outstanding shares of stock of its 100% owned subsidiary, Outerlink Corporation, a Delaware corporation (“Outerlink”), and (ii) waive defaults of financial covenants by the Company under the Transaction Documents; and

WHEREAS, each Investor has agreed to provide the requested consent and waivers on the terms and conditions set forth herein.

NOW THEREFORE, for consideration, the adequacy of which is hereby acknowledged by all parties, the parties hereto hereby agree to the following:

1. Waiver of Certain Defaults under Financial Covenants. Each Investor hereby waives any and all existing defaults under Section 4.10(b) of the Purchase Agreement through the date of this Amendment. The Company represents and warrants that, to the best of its knowledge, the Company is not in violation of the financial covenants set forth in Section 4.10(b) as of the date hereof.

2. Exercise of Debenture Prepayment Option. The parties hereto hereby agree that, notwithstanding paragraph 2 of Amendment No. 4 to the Security Purchase Agreement, this Amendment shall constitute an effective Prepayment Notice by the Company under the Debentures held by both Imperium and Gemini. The parties hereto agree that the date of such Prepayment Notice is June 28, 2007 and the Prepayment Date shall be August 27, 2007. On the Prepayment Date, the Company shall pay to each Investor the Prepayment Amount with respect to such Investor’s Debenture. The failure by the Company to pay the Prepayment Amount in full on the Prepayment Date shall constitute an Event of Default.

3. Interest Rate. For the purpose of clarity, the parties hereto hereby acknowledge that interest due on amounts under each Debenture has not been, and shall not be, increased to

15.25% as a result of the Company’s breach of Section 4.23 of the Purchase Agreement (which Section is contained in Amendment No. 4 to the Purchase Agreement, dated as of May 7, 2007).

4. Exchange of Warrants and Amendment to Registration Rights Agreement. (a) The Company and Imperium shall exchange Imperium’s Warrant for a new warrant in the form attached hereto as Exhibit A-1, the Company and Gemini shall exchange Gemini’s Warrant for a new warrant in the form attached hereto as Exhibit A-2, and the Company and the Investors shall enter into Amendment No. 2 to Registration Rights Agreement (“Registration Rights Amendment”), which shall be in substantially the same form as Exhibit B.

5. Consent. Each Investor shall enter into that certain Consent letter agreement (“Consent”) in the form attached hereto as Exhibit C.

6. Signature Pledge. The Company shall promptly (but in no event later than July 30, 2007) take and complete (or cause to be taken or completed) all such actions reasonably requested by Imperium’s counsel in order to permit and perfect the pledge of the Signature shares to Imperium.

7. Representations and Warranties.

(a) Each Investor hereby severally and not jointly represents and warrants to the Company as of the date hereof as follows:

(i) such Investor has the requisite corporate power and authority to execute, deliver and perform this Amendment, the Warrant Amendment, the Registration Rights Amendment and the Consent (collectively, the “Amendment Documents”); and

(ii) each Amendment Document to which such Investor is a party constitutes such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (y) general principles of equity.

(b) The Company hereby represents and warrants to each Investor as of the hereof as follows:

(i) the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii) the Company has the requisite corporate power and authority to execute, deliver and perform each of the Amendment Documents, and all corporate action on the part of the Company and by its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under each of the Amendment Documents has been taken, and no further consent or authorization of any other party is required;

(iii) each Amendment Document constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity; and

(iv) the execution, delivery and performance of the Amendment Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of any provisions of any of the Company’s organizational documents or in a default under any provision of any instrument or contract to which the Company is a party or by which any of its assets are bound, or in violation of any provision of any Governmental Requirement applicable to the Company.

8. Entire Agreement; Amendment, The Amendment Documents contain the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Amendment may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

9. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed entirely within such State.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11. Authorization. The parties hereby represent and warrant to each other that the signatories hereto and to each other Amendment Document have full power and authority to sign this Amendment and the other Amendment Documents for and on behalf of the entities for which they purport to be signing and that their signatures hereto shall be binding and enforceable upon the purported parties hereto.

12. Effect on Purchase Agreement. All other terms and provisions of the Purchase Agreement shall remain the same and in full force and effect.

13. Fees and Expenses. The Company and each Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of the Amendment Documents; provided, however, the Company shall, concurrently with the execution of this Agreement, pay Imperium $7,500 in immediately available funds as reimbursement for its out-of-pocket expenses (including without limitation legal fees and expenses) incurred by it through the date hereof in connection with (i) the perfection of the pledge of the Signature shares, (ii) the negotiation and preparation of the Amendment Documents, and (iii) the prior amendments to the Transaction Documents.

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[Signature page to Amendment No. 5 to Securities Purchase Agreement.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 5 to Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:
DIGITAL ANGEL CORPORATION

By: /s/ Kevin N. McGrath
Name: Kevin N. McGrath
Title: President and CEO

INVESTOR:
IMPERIUM MASTER FUND, LTD.

By: /s/ Maurice Hryshko
Name: Maurice Hryshko
Title: Counsel